Exhibit 4.2
THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LATEST ISSUE DATE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN THE LATER OF (X) ONE YEAR AFTER THE LATEST ISSUE DATE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE ISSUER MAY PURCHASE OR SELL THIS SECURITY.
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

NuVasive, Inc.
% Convertible Senior Note due 2013

No. 1	$
CUSIP No.
ISIN No.
     NuVasive, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Principal Schedule attached to this Security on March 15, 2013, and to pay interest thereon from March 7, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, semi-annually on March 15 and September 15 in each year, commencing September 15, 2008, at the rate of      % per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose, which shall initially be the corporate trust operations office of U.S. Bank National Association in St. Paul, Minnesota, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed
     Dated: March      , 2008

NUVASIVE, INC.
By:
Name:
Title:

[Signature Page to the Note]

     This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

[Signature Page to the Note]

(Reverse of Security)
NuVasive, Inc.
% Convertible Senior Note due 2013
     This Security is one of a duly authorized issue of Securities of the Company designated as its % Convertible Senior Notes due 2013 (herein called the “Initial Securities”), initially limited in aggregate principal amount to $ , issued and to be issued under an Indenture, dated as of March 7, 2008 (herein called the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Company may from time to time, without notice to or the consent of the Holders of the Securities, create and issue further Securities (the “Additional Securities”, and together with the Initial Securities, the “Securities”) having the same terms and ranking equally and ratably with the Initial Securities, as part of one series, in all respects and with the same CUSIP number as the Initial Securities, or in all respects except for payment of interest accruing prior to the Issue Date of such Initial Securities. Any Additional Securities shall be consolidated and form a single series with the Initial Securities and shall have the same terms as to status, redemption, and otherwise as the Initial Securities. Any Additional Securities may be issued pursuant to authorization provided by a resolution of the Board of Directors of the Company, a supplement to the Indenture, or under an Officer’s Certificate pursuant to the Indenture. No Additional Securities may be issued if an Event of Default has occurred and is continuing with respect to the Initial Securities.
     In any case where the due date for the payment of the principal of or interest on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, interest or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.
     Subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Securities such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Fundamental Change Repurchase Date. The Company or, at the written request of the Company, the Trustee shall mail to all Holders of record of the Securities a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof after the occurrence of any Fundamental Change, but on or before the 15th calendar day following such occurrence.
     Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at the Conversion Rate specified in the Indenture, by surrender of this Security together with a Notice of Conversion, a form of which is set forth in Section 2.05, as provided in the Indenture and this note, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency, which shall be initially the corporate trust operations office of U.S. Bank National Association in St. Paul, Minnesota, and, unless the shares of Common Stock issuable on conversion are to be issued in the same name as this note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company or its agent duly executed by, the Holder or by his duly authorized attorney, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, also accompanied by payment in dollars of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The conversion rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, by reference to the kind and amount of cash, securities and other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive.
     No sinking fund is provided for the Securities and the Securities are not subject to redemption at the option of the Company.
     In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, provided that such denomination is a minimum of $1,000 or an integral multiple thereof, as requested by the Holder surrendering the same.
     Prior to the first anniversary of the Issue Date set forth on the face of this Security, this Security may not be transferred to or sold by any affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, except pursuant to an effective registration statement.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

PRINCIPAL SCHEDULE
NUVASIVE, INC.
% Convertible Senior Notes due 2013
No. 1
     The initial principal amount of this Global Security is $            . The following decreases or increases in this Global Security have been made:

	Amount of	Amount of	Principal amount
	decrease in	increase in	of this Global
	principal amount	principal amount	Security following
Date of decrease	of this Global	of this Global	such increase or
or increase	Security	Security	decrease

NOTICE OF CONVERSION
     The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock or Reference Property, as applicable in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, if any, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock, Reference Property or Securities are to be registered in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.
     Dated:                                     Signature(s):
     If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:
(Name)
(Address)
Social Security or other
Identification Number, if any
If only a portion of the Securities are to be converted, please indicate:
1. Principal amount to be converted: U.S. $
2. Principal amount and denomination of Securities representing unconverted principal amount to be issued:
Amount: U.S. $                      Denominations: U.S. $
     (U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof)

ASSIGNMENT
     For value received,                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert Social Security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints                      as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.
     Dated:                      Signature(s):
     Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.
     Signature Guaranteed

     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act, as amended (the “Securities Act”), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the first anniversary of the Issue Date set forth on the face of this Security, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:
     [Check One]
(1)	☐ to the Company or a subsidiary thereof; or

(2)	☐ to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐ pursuant to the exemption from registration provided by Rule 144 under the Securities Act.
Unless one of the above boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) is checked, the Company may require (and shall deliver to the Trustee and the Security Registrar), prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.10 of the Indenture shall have been satisfied.
In connection with any transfer prior to the first anniversary of the Issue Date set forth on the face of this Security (other than transfers pursuant to an effective registration statement), the undersigned represents and warrants that to its knowledge the transferee is not an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company.
     Dated:                      Signature(s):
     Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.
     Signature Guaranteed

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
     TO BE COMPLETED BY ALL PURCHASERS
     In connection with any purchase (except if pursuant to an effective registration statement) of this Security occurring prior the first anniversary of the Issue Date set forth on the face of this Security, the undersigned represents and warrants that it is not an affiliate (within the meaning for Rule 144 under the Securities Act) of the Company.
     Dated:                       Signature(s):
     NOTICE: To be executed by an executive officer.

REPURCHASE EXERCISE NOTICE UPON A
FUNDAMENTAL CHANGE
To: NuVasive, Inc.
     The undersigned registered owner of this Security hereby acknowledges receipt of a notice from NuVasive, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay,       an amount in cash equal to 100% of the entire principal amount, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, to be repurchased plus interest accrued to, but excluding, the Fundamental Change Repurchase Date, except as provided in the Indenture.
     Dated:
     Signature
     Principal amount to be repurchased (at least $1,000 or an integral multiple of $1,000 in excess thereof):
     Remaining principal amount following such repurchase:
     By:
      Authorized signatory